Exhibit 99.1

Kiewit News

FOR IMMEDIATE RELEASE	Contact:	Tom Janssen
Friday, August 20, 2004	Phone:	402-943-1338
	E-mail:	tom.janssen@kiewit.com

KIEWIT COMPLETES ACQUISITION OF BUCKSKIN MINE FROM TRITON COAL COMPANY

Omaha, Nebraska –Kiewit Mining Group Inc., a subsidiary of Peter Kiewit Sons’, Inc., announced the purchase of the Buckskin Mine from Triton Coal Company.

The Buckskin Mine is located near Gillette, Wyoming and is located in the Southern Powder river basin. In 2003, the Buckskin Mine produced approximately 18 million tons of coal.

Kiewit Mining Group and its subsidiaries owns or manages six surface coal mines in the Western U.S., with an estimated annual production of approximately 32 million tons in 2005.

The acquisition of Buckskin is a key step in Kiewit’s strategy to grow its coal mining operations. “There is no question that there is a future for clean burning coal in the United States energy market.  We’re excited about this opportunity to expand into the Southern Powder River Basin and we welcome Buckskin and its dedicated workforce to  Kiewit, remarked Bruce McKay, President of Kiewit Mining Group Inc.

Forward Looking Statement   Some of the statements made in this press release may be forward-looking in nature.  Actual results may differ from any such statements.  Additional information concerning Kiewit can be found within its filings with the Securities and Exchange Commission.